                                                                      EXHIBIT 21

                        SCOPE INDUSTRIES AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

                               As of June 30, 2001


The wholly owned subsidiaries of the Registrant are as follows:

                                                                                Jurisdiction
                                                                                     Of
         Company Name                                                           Incorporation
         ------------                                                           -------------
Scope Products, Inc.                                                            California
Lacos Land Company                                                              Nevada
Scope Properties, Inc.                                                          California
Scope Energy Resources, Inc.                                                    Nevada
Scope Beauty Enterprises, Inc.                                                  California

Wholly owned by Scope Products, Inc., a subsidiary of the Registrant:

                                                                                Jurisdiction
                                                                                     Of
         Company Name                                                           Incorporation
         ------------                                                           -------------
Dext Company of Arizona                                                         Arizona
Dext Company of Colorado                                                        Colorado
Dext Company of Maryland                                                        Maryland
Dext Company of New Jersey, Inc.                                                New Jersey
Dext Company of Texas                                                           Texas
International Processing Corporation                                            Georgia
International Transportation Service, Inc.                                      Delaware
Recycle to Conserve, Inc.                                                       California
ReConserve, Inc.                                                                Georgia
ReConserve, Inc.                                                                Illinois
ReConserve, Inc.                                                                Indiana
ReConserve, Inc.                                                                Kansas
ReConserve, Inc.                                                                North Carolina
ReConserve, Inc.                                                                Ohio
ReConserve, N.J., Inc.                                                          New Jersey
Topnotch Foods, Inc.                                                            California

All of the subsidiaries described above are included in the consolidated financial statements hereto annexed. Separate financial statements are not filed for any of the subsidiaries.